                                                                    EXHIBIT 99.1
                             FOR IMMEDIATE RELEASE

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
             ANNOUNCES THAT IT HAS RECEIVED AN UNSOLICITED MERGER
           PROPOSAL FROM WILSHIRE REAL ESTATE INVESTMENT TRUST INC.

LOS ANGELES, CALIFORNIA, September 18, 1998 -- Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC") (Nasdaq: ICMI) said today that is has received an unsolicited proposal form Wilshire Real Estate Investment Trust Inc. (Nasdaq: WREI) to negotiate a merger with ICCMIC.

ICCMIC said that its Board of Directors, working in conjunction with Freidman, Billings, Ramsey & Co., Inc., will review the proposal and communicate with shareholders in due course with regard to the proposal.

ICCMIC is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage loans, real property and interests in multifamily and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly owned subsidiary of Imperial Credit Industries, Inc. (Nasdaq: ICII).

For additional information please contact Patricia Sturms from Abernathy MacGregor Frank at (212) 371-5999, Michael Meltzer, Chief Financial Officer, at
(310) 231-5906 or Karen Montandon, Investor Relations, at (310) 791-8022.